Exhibit 99.1

FOR IMMEDIATE RELEASE

TUESDAY, AUGUST 7, 2012

MHI HOSPITALITY CORPORATION REPORTS FINANCIAL RESULTS

FOR SECOND QUARTER 2012

Williamsburg, Virginia – August 7, 2012 – MHI Hospitality Corporation (NASDAQ: MDH) (“MHI” or the “Company”), a self-managed and self-administered lodging real estate investment trust (a “REIT”), today reported its consolidated results for the second quarter ended June 30, 2012. The Company’s results include the following*:

	Three months ended		Six months ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
	($ in thousands except per share data)

Total Revenue	$25,113	$23,130	$45,138	$41,665
Net loss attributable to the Company	(1,654)	(183)	(3,948)	(1,172)

EBITDA	5,580	5,655	8,416	9,313
Adjusted EBITDA	7,124	6,135	11,138	9,719
Hotel EBITDA	7,714	6,597	12,161	10,453

FFO	232	2,038	(430)	2,955
Adjusted FFO	4,237	3,300	5,442	4,129

Net loss per diluted share attributable to the Company	$(0.17)	$(0.02)	$(0.40)	$(0.12)
FFO per share and unit	0.02	0.16	(0.03)	0.23
Adjusted FFO per share and unit	0.33	0.25	0.42	0.32

(*)	Earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, hotel EBITDA, funds from operations (“FFO”), adjusted FFO, FFO per share and unit and adjusted FFO per share and unit are non-GAAP financial measures. See further discussion of these non-GAAP measures, including definitions related thereto, and reconciliations to net income (loss) later in this press release. All references in this release to the “Company”, “MHI”, “we”, “us” and “our” refer to MHI Hospitality Corporation, its operating partnership and its subsidiaries and predecessors, unless the context otherwise requires or where otherwise indicated.

HIGHLIGHTS:

•

Common Dividends. As previously reported on July 24, 2012, the Company announced a 50% increase in the quarterly dividend on its common stock and declared a dividend (distribution) of $0.03 per share (and unit), payable on October 11, 2012 to stockholders (and unitholders) of record as of September 14, 2012.

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•

RevPAR. Room revenue per available room (“RevPAR”) for the Company’s wholly-owned properties during the second quarter 2012 increased 9.7 percent over the second quarter 2011 to $92.35 as a result of a 4.8 percent increase in occupancy and a 4.7 percent increase in average daily rate (“ADR”).

•

Hotel EBITDA. The Company generated hotel EBITDA of approximately $7.7 million during the second quarter 2012, an increase of 16.9 percent or approximately $1.1 million over the second quarter 2011. Hotel EBITDA margin increased 210 basis points to 30.9 percent compared to the same period in 2011.

•

Adjusted EBITDA. The Company generated adjusted EBITDA of approximately $7.1 million during the second quarter 2012, an increase of 16.1 percent or approximately $1.0 million over the second quarter 2011.

•	Adjusted FFO. The Company generated adjusted FFO of approximately $4.2 million during the second quarter 2012, an increase of 28.4 percent or approximately $0.9 million over the second quarter 2011.

Andrew M. Sims, Chairman and Chief Executive Officer of MHI Hospitality Corporation, commented, “Our hotel portfolio experienced the strongest quarter since going public in 2004. Operating results were solid, with above market year-over-year increases in RevPAR and Hotel EBITDA. The Company continued the process of restructuring its balance sheet by mortgaging the Crowne Plaza Tampa Westshore hotel, enabling MHI to redeem approximately 45.0% of its outstanding preferred stock. Overall, MHI’s second quarter 2012 was extremely strong.”

Financing Transactions

•

On June 15, 2012, MHI entered into an agreement with the holders of the Company’s Series A Cumulative Redeemable Preferred Stock (the “Preferred Stock”) to redeem approximately 11,514 shares of Preferred Stock for an aggregate redemption price of approximately $12.3 million plus the payment of related accrued and unpaid cash and stock dividends.

•

On June 15, 2012, MHI also entered into an amendment of its existing Note Agreement with Essex Equity High Income Joint Investment Vehicle, LLC whereby the Company made a $1.5 million prepayment under the Note Agreement. In addition, the amount of the undrawn term loan commitments under the Note Agreement increased to $7.0 million, of which $2.0 million is reserved with certain use restrictions.

•

On June 18, 2012, the Company obtained a $14.0 million mortgage with C1 Bank on the Crowne Plaza Tampa Westshore hotel property in Tampa, Florida. The loan carries a fixed interest rate of 5.60% and amortizes on a 25-year schedule. The maturity date is June 18, 2017. As described above, proceeds from the loan were used to redeem a portion of the outstanding shares of the Preferred Stock and to prepay the Company’s indebtedness under the Note Agreement.

•

On June 22, 2011, the Company obtained a one-year extension of the maturity date of the approximate $8.1 million mortgage on the Crowne Plaza Hampton Marina hotel property to June 30, 2013. Under the terms of the extension, the borrower will make monthly principal payments of $16,000 plus interest as well as quarterly principal payments of $200,000 each on July 1, 2012, October 1, 2012, January 1, 2013 and April 1, 2013.

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Subsequent Events

On July 10, 2012, the Company obtained a $14.3 million mortgage with Fifth Third Bank on the Crowne Plaza Jacksonville Riverfront hotel property. The mortgage carries an interest rate of LIBOR plus additional interest of 3.00% and amortizes on a 25-year schedule. The maturity date is July 10, 2015, but may be extended for an additional year pursuant to certain terms and conditions. The mortgage also contains an “earn-out” feature which allows for an additional $3.0 million in proceeds to be funded during its term, contingent upon satisfaction of certain debt service coverage and loan-to-value covenants. Proceeds of the mortgage were used to repay the existing mortgage indebtedness and to pay closing costs.

Balance Sheet/Liquidity

At June 30, 2012, the Company had approximately $9.3 million of available cash and cash equivalents, of which approximately $2.3 million is reserved for real estate taxes, insurance, capital improvements and certain other expenses or otherwise restricted. The Company had approximately $155.5 million in outstanding debt at a weighted average interest rate of approximately 6.07%. The Company also had $7.0 million of availability under the Note Agreement at June 30, 2012.

2012 Outlook

The Company is updating its previous guidance for 2012, accounting for the effect of extinguishing its syndicated line of credit, redemption of approximately 45.0% of the outstanding shares of Preferred Stock as well as current and expected performance within its portfolio. The guidance is predicated on continued strengthening of the economy and expected improvements in hotel lodging industry fundamentals and is based on estimates of occupancy and average daily rates that are consistent with calendar year 2012 forecasts by Smith Travel Research for the market segments in which the Company operates.

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The table below reflects the Company’s updated projections, within a range, of various financial measures for 2012:

	Low Range	High Range
	Y/E Dec 31, 2012	Y/E Dec 31, 2012
	($ in thousands except per share data)

Total Revenue	$83,000	$88,000
Net loss	(7,627)	(6,642)

EBITDA	15,403	16,738
Adjusted EBITDA	18,743	19,758
Hotel EBITDA	20,860	21,985

FFO	1,668	2,653
Adjusted FFO	7,745	9,080

Net loss per share attributable to the Company	$(0.59)	$(0.51)
FFO per share and unit	0.13	0.20
Adjusted FFO per share and unit	0.60	0.70

Earnings Call/Webcast

The Company will conduct its second quarter 2012 conference call for investors and other interested parties at 10:00 a.m. Eastern Time on Tuesday, August 7, 2012. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 877-317-6789 (United States) or 866-605-3852 (Canada) or +1 412-317-6789 (International). To participate on the webcast, log on to www.mhihospitality.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on August 7, 2012 through June 30, 2013. To access the rebroadcast, dial 877-344-7529 and enter conference number 10015730. A replay of the call also will be available on the Internet at www.mhihospitality.com until June 30, 2013.

About MHI Hospitality Corporation

MHI Hospitality Corporation is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper upscale full-service hotels in the Mid-Atlantic and Southern United States. Currently, the Company’s portfolio consists of investments in ten hotel properties, nine of which are wholly-owned and comprise 2,113 rooms. All of the Company’s wholly-owned properties operate under the Hilton Worldwide, InterContinental Hotels Group and Starwood Hotels and Resorts brands. The Company has a 25.0 percent interest in the Crowne Plaza Hollywood Beach Resort. MHI Hospitality Corporation was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information please visit www.mhihospitality.com.

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Contact at the Company:

Scott Kucinski

Director – Investor Relations

MHI Hospitality Corporation

410 West Francis Street

Williamsburg, Virginia 23185

757.229.5648

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Factors which could have a material adverse effect on the Company’s future results, performance and achievements, include, but are not limited to: national and local economic and business conditions, including recessionary economic conditions existing over the last several years, that affect occupancy rates at the Company’s hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs; the magnitude, sustainability and timing of the economic recovery in the hospitality industry and in the markets in which the Company operates; the availability and terms of financing and capital and the general volatility of the securities markets, specifically, the impact of the recent credit crisis which has severely constrained the availability of debt financing; risks associated with the level of the Company’s indebtedness and its ability to meet covenants in its debt agreements and, if necessary, to refinance the maturity of such indebtedness or modify such debt agreements; management and performance of the Company’s hotels; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in the Company’s current and proposed market areas; the Company’s ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; the Company’s ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of REITs; the Company’s ability to maintain its qualification as a REIT; and the Company’s ability to maintain adequate insurance coverage. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

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MHI HOSPITALITY CORPORATION

CONSOLIDATED BALANCE SHEETS

	June 30, 2012	December 31, 2011
	(unaudited)	(audited)

ASSETS
Investment in hotel properties, net	$178,864,147	$181,469,432
Investment in joint venture	8,894,509	8,966,795
Cash and cash equivalents	6,965,540	4,409,959
Restricted cash	2,335,904	2,690,391
Accounts receivable, net	3,385,230	1,702,616
Accounts receivable-affiliate	16,623	24,880
Prepaid expenses, inventory and other assets	2,164,384	1,877,456
Notes receivable, net	100,000	100,000
Shell Island sublease, net	600,490	720,588
Deferred income taxes	2,958,170	4,061,749
Deferred financing costs, net	2,471,556	3,275,580

TOTAL ASSETS	$208,756,553	$209,299,446

LIABILITIES
Line of credit	$—	$25,537,290
Mortgage debt	137,254,076	94,157,825
Loans payable	4,150,220	9,275,220
Series A Cumulative Redeemable Preferred Stock, par value $0.01, 27,650 shares authorized, 14,086 and 25,354 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	14,085,669	25,353,698
Accounts payable and accrued liabilities	8,146,331	7,437,246
Advance deposits	899,626	453,077
Dividends and distributions payable	259,573	258,772
Warrant derivative liability	5,627,975	2,943,075

TOTAL LIABILITIES	170,423,470	165,416,203

Commitments and contingencies

EQUITY
MHI Hospitality Corporation stockholders’ equity

Preferred stock, par value $0.01; 972,350 shares authorized, 0 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	—	—
Common stock, par value $0.01; 49,000,000 shares authorized; 9,999,786 shares and 9,953,786 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	99,998	99,538
Additional paid in capital	57,020,979	56,911,039
Distributions in excess of retained earnings	(26,422,738)	(22,074,739)

Total MHI Hospitality Corporation stockholders’ equity	30,698,239	34,935,838
Noncontrolling interest	7,634,844	8,947,405

TOTAL EQUITY	38,333,083	43,883,243

TOTAL LIABILITIES AND EQUITY	$208,756,553	$209,299,446

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MHI HOSPITALITY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
REVENUE
Rooms department	$17,756,867	$16,164,522	$31,700,572	$29,068,955
Food and beverage department	6,181,542	5,767,415	11,176,007	10,335,073
Other operating departments	1,174,113	1,197,783	2,261,088	2,261,265

Total revenue	25,112,522	23,129,720	45,137,667	41,665,293

EXPENSES
Hotel operating expenses
Rooms department	4,470,159	4,277,194	8,420,645	7,970,100
Food and beverage department	3,958,150	3,710,403	7,355,536	6,836,831
Other operating departments	117,445	141,748	240,938	262,741
Indirect	8,706,610	8,223,272	16,642,698	15,789,158

Total hotel operating expenses	17,252,364	16,352,617	32,659,817	30,858,830

Depreciation and amortization	2,195,591	2,149,910	4,375,554	4,273,387
Corporate general and administrative	962,948	848,527	2,094,534	1,805,621

Total operating expenses	20,410,903	19,351,054	39,129,905	36,937,838

NET OPERATING INCOME	4,701,619	3,778,666	6,000,762	4,727,455

Other income (expense)
Interest expense	(4,283,732)	(2,720,121)	(7,572,362)	(5,305,548)
Interest income	3,169	4,602	7,852	7,538
Equity income (loss) in joint venture	(88,080)	(166,981)	177,714	122,456
Unrealized loss on warrant derivative	(1,521,142)	(380,000)	(2,684,900)	(380,000)
Unrealized gain on hedging activities	—	22,612	—	72,649
Gain on disposal of assets	—	6,055	—	12,255

Net income (loss) before taxes	(1,188,166)	544,833	(4,063,934)	(743,195)
Income tax provision	(958,146)	(788,334)	(1,062,721)	(836,776)

Net loss	(2,146,312)	(243,501)	(5,126,655)	(1,579,971)
Add: Net loss attributable to the noncontrolling interest	492,658	60,939	1,178,647	408,090

Net loss attributable to the Company	$(1,653,654)	$(182,562)	$(3,948,008)	$(1,171,881)

Net loss per share attributable to the Company
Basic	$(0.17)	$(0.02)	$(0.40)	$(0.12)
Diluted	$(0.16)	$(0.02)	$(0.38)	$(0.12)
Weighted average number of shares outstanding
Basic	9,999,786	9,617,116	9,991,445	9,588,996
Diluted	10,623,642	9,976,328	10,442,799	9,769,097

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MHI HOSPITALITY CORPORATION

KEY OPERATING METRICS

(unaudited)

The following tables illustrate the key operating metrics for the three months and six months ended June 30, 2012 and 2011, respectively, for the Company’s wholly-owned properties during each respective reporting period (“consolidated” properties). The tables exclude performance data for the Crowne Plaza Hollywood Beach Resort hotel property, which was acquired through a joint venture in August 2007 and in which the Company has a 25.0% indirect interest.

Consolidated Properties	Three Months Ended June 30,
	2012	2011	Variance

Occupancy	76.4%	72.9%	4.8%
ADR	$120.88	$115.46	4.7%
RevPAR	$92.35	$84.19	9.7%

Consolidated Properties	Six Months Ended June 30,
	2012	2011	Variance

Occupancy	71.2%	68.0%	4.7%
ADR	$115.70	$111.89	3.4%
RevPAR	$82.43	$76.11	8.3%

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MHI HOSPITALITY CORPORATION

RECONCILIATION OF NET INCOME (LOSS) TO

FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Hotel EBITDA

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011

Net loss attributable to the Company	$(1,653,654)	$(182,562)	$(3,948,008)	$(1,171,881)
Noncontrolling interest	(492,658)	(60,939)	(1,178,647)	(408,090)
Depreciation and amortization	2,195,591	2,149,910	4,375,554	4,273,387
Equity in depreciation and amortization of joint venture	182,930	137,399	320,742	274,027
Loss on disposal of assets	—	(6,055)	—	(12,255)

FFO	$232,209	$2,037,753	$(430,359)	$2,955,188
Unrealized loss on hedging activities(1)	22,446	99,946	37,127	26,170
Unrealized loss on warrant derivative	1,521,142	380,000	2,684,900	380,000
Decrease in deferred income taxes	950,037	782,058	1,168,311	767,174
Loss on early extinguishment of debt(2)	1,510,788	—	1,982,184	—

Adjusted FFO	$4,236,622	$3,299,757	$5,442,163	$4,128,532

Weighted average shares outstanding	9,999,786	9,617,116	9,991,445	9,588,996
Weighted average units outstanding	2,980,883	3,324,109	2,982,861	3,339,190

Weighted average shares and units	12,980,669	12,941,225	12,974,306	12,928,186

FFO per share and unit	$0.02	$0.16	$(0.03)	$0.23

Adjusted FFO per share and unit	$0.33	$0.25	$0.42	$0.32

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011

Net loss attributable to the Company	$(1,653,654)	$(182,562)	$(3,948,008)	$(1,171,881)
Noncontrolling interest	(492,658)	(60,939)	(1,178,647)	(408,090)
Interest expense	4,283,732	2,720,121	7,572,362	5,305,548
Interest income	(3,169)	(4,602)	(7,852)	(7,538)
Income tax provision	958,146	788,334	1,062,721	836,776
Depreciation and amortization	2,195,591	2,149,910	4,375,554	4,273,387
Equity in interest expense and depreciation and amortization of joint venture	292,123	250,772	539,638	497,363
Loss on disposal of assets	—	(6,055)	—	(12,255)

EBITDA	5,580,111	5,654,979	8,415,768	9,313,310
Unrealized loss on hedging activities(1)	22,446	99,946	37,127	26,170
Unrealized loss on warrant derivative	1,521,142	380,000	2,684,900	380,000

Adjusted EBITDA	7,123,699	6,134,925	11,137,795	9,719,480
Corporate general and administrative	962,948	848,527	2,094,534	1,805,620
Equity in adjusted EBITDA of joint venture	(226,490)	(206,349)	(754,480)	(718,638)
Net lease rental income	(87,500)	(121,250)	(175,000)	(222,500)
Other fee income	(58,908)	(58,375)	(141,524)	(130,463)

Hotel EBITDA	$7,713,749	$6,597,478	$12,161,325	$10,453,499

(1)	Includes equity in unrealized (gain)/loss on hedging activities of joint venture.
(2)	Reflected in interest expense for the periods presented above.

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Non-GAAP Financial Measures

The Company considers the non-GAAP measures of FFO (including FFO per share), EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and should be considered along with, not alternatives to, net income (loss) as a measure of the Company’s performance. These measures do not represent cash generated from operating activities determined by GAAP or amounts available for the Company’s discretionary use and should not be considered alternative measures of net income, cash flows from operations or any other operating performance measure prescribed by GAAP.

FFO

Industry analysts and investors use Funds from Operations, FFO, as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization, and after adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself.

The Company considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

EBITDA

The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of those items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrued directly to shareholders.

Hotel EBITDA

The Company believes that excluding the effect of corporate-level expenses and non-cash items, and the portion of these items that relate to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe property-level results provide investors with supplemental information on the on-going operational performance of our hotels and the effectiveness of third-party management companies operating our business on a property-level basis. The Company previously reported Hotel EBITDA as Adjusted Operating Income.

Adjusted FFO and Adjusted EBITDA

The Company presents adjusted FFO, including adjusted FFO per share and unit, and adjusted EBITDA, which adjusts for certain additional items including any unrealized gain (loss) on its hedging instruments or warrant derivative, impairment losses, losses on early extinguishment of debt, aborted offering costs, costs associated with the departure of executive officers and acquisition transaction costs. The Company excludes these items as it believes it allows for meaningful comparisons between periods and among other REITs and is more indicative of the on-going performance of its business and assets. The Company’s calculation of adjusted FFO and adjusted EBITDA may be different from similar measures calculated by other REITs.